EXHIBIT 1

         Pursuant to Rule 13d-1(k) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated: September 18, 2009                   DGB INVESTMENTS, INC.

                                            By: /s/ Douglas G. Bergeron
                                               ---------------------------------
                                               Name:  Douglas G. Bergeron
                                               Title: President


                                            DOUGLAS G. BERGERON

                                            /s/ Douglas G. Bergeron
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